Exhibit 99.1

TAX INFORMATION

2013

This booklet contains tax information relevant to ownership of

Units of Sabine Royalty Trust and should be retained.

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SABINE ROYALTY TRUST

February 10, 2014

To Unit Holders:

This booklet provides 2013 tax information, which will allow you to determine your pro rata share of income and deductions attributable to your investment in Sabine Royalty Trust (the “Trust”). Each Unit holder is encouraged to read the entire booklet very carefully.

The material included in this booklet enables you to compute the information to be included in your federal and state income tax returns, and the items of income, deduction, and any other information shown in this booklet must be taken into account in computing your taxable income and credits on your federal income tax return and any state tax returns. This booklet, as well as any Forms 1099-MISC received from the Trust relating to backup withholding (discussed on page 3) and any IRS Forms 1099 and written tax statements issued by certain middlemen (discussed in more detail on pg. A-1) that hold Trust Units on your behalf, are the only information sources for Unit holders to determine their share of the items of income and expense of the Trust for the entire 2013 calendar year. Unit holders should retain this booklet and any Forms 1099 and written tax statements received from middlemen and any Forms 1099-MISC received from the Trust as part of their tax records.

The material herein is not intended and should not be construed as professional tax or legal advice. Each Unit holder should consult the Unit holder’s own tax advisor regarding all tax compliance matters relating to the Units.

To ensure compliance with Treasury Department Circular 230, Unit holders are hereby notified that any discussion of U.S. federal income tax issues in this booklet is not intended or written to be relied upon, and cannot be relied upon, by Unit holders for the purpose of avoiding penalties that may be imposed on such Unit holders under the Internal Revenue Code of 1986.

For your convenience, simple revenue/expense and cost depletion calculators are now available on the Sabine Royalty Trust website at: www.sbr-sabineroyalty.com, on both the “Home” page and “Tax Information” page.

Very truly yours,

Sabine Royalty Trust,

By U.S. Trust, Bank of America Private Wealth Management, Trustee

1-800-365-6541

901 Main St. 17th Floor

Dallas, TX 75202

EIN 75-6297143

CUSIP 78568810

SABINE ROYALTY TRUST

SABINE ROYALTY TRUST

2013 TAX INFORMATION

Reading the Income and Expense Schedules

The accompanying income and expense schedule and tables reflect tax information attributable to Sabine Royalty Trust (the “Trust”) for 2013. This information has been assembled on a per Unit basis and is expressed in decimal fractions of one dollar. A cumulative schedule for the twelve months ended December 31, 2013 and separate cumulative tables at the federal level as well as tables for each of the states in which the Trust has properties are included. Separate depletion schedules are enclosed that provide the necessary information for Unit holders to compute cost and percentage depletion with respect to their interests in the Trust.

Identifying Which Income and Expense Schedules to Use

Pursuant to the terms of the Trust agreement and the escrow agreement (discussed below on page A-2), the Trust receives income and incurs expenses only on the Monthly Record Dates listed on page 4. Furthermore, only Unit holders of record on Monthly Record Dates are entitled to cash distributions. On the basis of these agreements, both cash and accrual basis Unit holders should be considered as realizing income and incurring expenses only on Monthly Record Dates. Therefore, if you were not the Unit holder of record on a specified Monthly Record Date, you should not use the tax information for the month in which that Monthly Record Date falls. A table of Monthly Record Dates and cash distributions per Unit is included on page 4.

The appropriate schedules to be used by a Unit holder will depend upon (i) the date the Unit holder became a holder of record of the Units, (ii) if applicable, the date the Unit holder ceased to be the holder of record of the Units, and (iii) the tax year-end of the Unit holder. For instance, a Unit holder reporting on the calendar year basis who acquired Units and became a Unit holder of record on June 17, 2013 and who still owned only those Units on December 16, 2013 must use the federal and individual state, where applicable, tables to determine their proportionate income and expenses (located on pages 6-13), and Depletion Schedules D-I and D-II or Depletion Schedule D-IV, as appropriate (located on pages 14 and 16, respectively) for such Units. However, Unit holders reporting on a calendar year basis who became Unit holders of record prior to January 15, 2013 and who continued to own only those Units on December 16, 2013, can use either the cumulative schedule for calendar year 2013 (located on page 5) or the tables (located on pages 6-13) and Depletion Schedule D-III (located on page 15) or Depletion Schedule D-IV (located on page 16), as appropriate. As discussed in more detail herein, Unit holders may be entitled to a deduction for either cost depletion or percentage depletion (but not both), depending upon each Unit holder’s individual facts relating to the ownership of Trust Units.

Applying the Data From the Income and Expense Schedules

Unit holders who must use the separate income and expense tables should read the tables in the following manner: the months on the left-hand side of each table denote the month in which a Unit holder first became a Unit holder of record in 2013. Reading across from that month, choose the last month in 2013 in which the Unit holder was a holder of record with respect to those Units. Multiply that factor by the number of Units held for that specific period of time. For example, if Units were purchased on May 1, 2013 and held until December 31, 2013, a Unit holder would choose May from the left-hand side of the table and then choose the factor located under “December” from that row. For a worksheet approach to computing a Unit holder’s income and expense amounts, see the Tax Computation Worksheet on page 21.

(SRT 2013 TAX)

Computing Depletion

Depletion schedules are included that provide information for Unit holders to compute cost depletion and percentage depletion deductions with respect to their interests in the Trust. To compute cost depletion for any taxable period, Unit holders should multiply the cost depletion factor indicated on the relevant schedule times their original tax basis in the respective Unit(s) as reduced by the cost depletion and percentage depletion that was allowable as a deduction (whether or not deducted) in prior calendar years during which they owned the Units.

For your convenience, a simple cost depletion calculator is now available on the Sabine Royalty Trust website at: www.sbr-sabineroyalty.com, on both the “Home” page and “Tax Information” page.

A factor for percentage depletion is also included on Depletion Schedule D-IV. A Unit holder may be entitled to a percentage depletion deduction, in lieu of a cost depletion deduction, if percentage depletion exceeds cost depletion for any taxable period. To compute percentage depletion for any taxable period, Unit holders should multiply the appropriate percentage depletion factor indicated on Depletion Schedule D-IV by the number of Units owned by such Unit holder. Unlike cost depletion, percentage depletion is not limited to a Unit holder’s depletable tax basis in the Units. Rather, a Unit holder is entitled to a percentage depletion deduction as long as the applicable Trust properties generate gross income.

As discussed at page A-2 in the back portion of this booklet, the composite cost depletion factors are determined on the basis of a weighted average ratio of current production from each Trust property to the estimated future production from such property. This method of weighting the cost depletion factors permits the presentation of a single cost depletion factor for all Unit holders acquiring Units during a period in which there is no substantial change in the relative fair market values of the Trust properties. Primarily as a result of the decline in oil prices that occurred during 1986, there was a change in the relative fair market values of the Trust properties. Accordingly, two mutually exclusive cost depletion computations are included herein reflecting the composite cost depletion factors required to compute cost depletion for Units acquired in 1986.

The proper cost depletion schedule to use in computing 2013 cost depletion depends on the date when the Units were acquired, as described below. Therefore, Unit holders are encouraged to maintain records indicating the date of acquisition and the acquisition price for each Unit or lot of Units acquired.

Unit holders taking a cost depletion deduction who acquired Units before 2013 should use Depletion Schedule D-III (located on page 15). The federal cost depletion factors in Depletion Schedule D-III are presented on a cumulative basis for 2013. Depletion Schedule D-III contains no state-specific cost depletion factors. Unit holders should refer to Depletion Schedule D-II (located on page 14) for the state-specific cost depletion factors.

Unit holders who acquired Units in 2013 should use Depletion Schedule D-I (located on page 14). The federal cost depletion factors in Depletion Schedule D-I are presented on a cumulative and noncumulative basis for 2013. Depletion Schedule D-I contains no state-specific cost depletion factors. Unit holders should refer to Depletion Schedule D-II (located on page 14) for the state-specific cost depletion factors.

Depletion Schedule D-II (located on page 14) contains state-specific cost depletion factors, which are presented on a noncumulative basis for all years. These factors are appropriate for use in calculating the 2013 cost depletion allowance for Units purchased in all years. You may calculate state cost depletion by either (a) calculating the amount of state depletion for each month and adding together the monthly depletion amounts or (b) adding together the applicable monthly depletion factors for the relevant state to create a composite depletion factor for such state and, in both cases, multiplying that factor by the adjusted basis of your Units. Both methods should produce the same result.

(SRT 2013 TAX)

Asset Sales and Dispositions

There have been no sales or dispositions of Trust assets during the year.

Redemptions

There have been no redemptions of Trust interests during the year.

Sale or Exchange of Units

A discussion concerning the tax consequences associated with the sale or exchange of Units is presented on page A-4 in the back portion of this booklet.

Classification of Investment

Tax reform measures enacted in 1986 and 1987 require items of income and expense to be categorized as “passive,” “active” or “portfolio” in nature. An explanation of how these rules apply to the items of income and expense reported by the Trust is on page A-1 in the back portion of this booklet.

Nonresident Foreign Unit Holders

Nonresident alien individual and foreign corporation Unit holders (“Foreign Taxpayer(s)”) are subject to special tax rules with respect to their investments in the Trust. These rules are outlined on page A-3 in the back portion of this booklet.

Unrelated Business Taxable Income

Certain organizations that are generally exempt from federal income tax under Internal Revenue Code Section 501 are subject to federal income tax on certain types of business income defined in Section 512 as unrelated business taxable income (“UBTI”). The income of the Trust as to any tax-exempt organization should not be UBTI so long as the Trust Units are not “debt-financed property” within the meaning of Section 514(b) of the Internal Revenue Code. In general, a Trust Unit would be debt-financed if the Trust incurs debt or if the tax-exempt organization that is a Trust Unit holder incurs debt to acquire a Trust Unit or otherwise incurs or maintains a debt that would not have been incurred or maintained if the Trust Unit had not been acquired. A real property exception applies to the debt-financed property rules for certain types of exempt organizations. Consult your tax advisor if applicable.

Net Investment Income Tax

Section 1411 of the Code imposes a 3.8% Medicare tax on certain investment income earned by individuals, estates, and trusts for taxable years beginning after December 31, 2012. For these purposes, investment income generally will include a Unit holder’s allocable share of the Trust’s interest and royalty income plus the gain recognized from a sale of Trust Units. In the case of an individual, the tax is imposed on the lesser of (i) the individual’s net investment income from all investments, or (ii) the amount by which the individual’s modified adjusted gross income exceeds specified threshold levels depending on such individual’s federal income tax filing status ($250,000 for married persons filing a joint return and $200,000 in most other cases). In the case of an estate or trust, the tax is imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins ($7,500 for 2013).

(SRT 2013 TAX)

Backup Withholding

Unit holders, other than Foreign Taxpayers, who have had amounts withheld in 2013 pursuant to the federal backup withholding provisions should have received a Form 1099-MISC from the Trust. The Form 1099-MISC reflects the total federal income tax withheld from distributions. Unlike other Forms 1099 that you may receive, the amount reported on the Form 1099-MISC received from the Trust should not be included as additional income in computing taxable income, as such amount is already included in the per Unit income items on the income and expense schedules included herein. The federal income tax withheld, as reported on the Form 1099-MISC, should be considered as a credit by the Unit holder in computing any federal income tax liability. Individual Unit holders should include the amount of backup withholding in the “Payments” section of the Unit holder’s 2013 Form 1040. For a further discussion of backup withholding, see page A-5 in the back portion of this booklet. For amounts withheld from Foreign Taxpayers, see page A-3 in the back portion of this booklet.

State Tax

Because the Trust holds royalty interests and receives income that is attributable to properties located in various states, Unit holders may be obligated to file a return and may have a tax liability in those states in addition to their state of residence. The accompanying tables have been prepared in such a manner that income and deductions attributable to the various states may be determined by each Unit holder. State tax matters are more fully discussed on page A-5 in the back portion of this booklet.

Table of 2013 Monthly Record Dates and Cash Distributions Per Unit

Unit holders, as reflected in the transfer books of the Trust on a Monthly Record Date, received the following per Unit cash distributions for 2013. The per Unit cash distributions reflected below have not been reduced by any taxes that may have been withheld from distributions to Foreign Taxpayers or from distributions to Unit holders subject to the federal backup withholding rules. The distribution checks were dated and mailed on the corresponding Date Payable.

Monthly Record Date	Date Payable	Distribution Per Unit
January 15, 2013	January 29, 2013	0.25115
February 15, 2013	February 28, 2013	0.33442
March 15, 2013	March 29, 2013	0.25441
April 15, 2013	April 29, 2013	0.44058
May 15, 2013	May 29, 2013	0.35200
June 17, 2013	June 28, 2013	0.24428
July 15, 2013	July 29, 2013	0.30479
August 15, 2013	August 29, 2013	0.44969
September 16, 2013	September 30, 2013	0.31073
October 15, 2013	October 29, 2013	0.39401
November 15, 2013	November 29, 2013	0.36308
December 16, 2013	December 30, 2013	0.21731

(SRT 2013 TAX)

Cumulative 2013

SABINE ROYALTY TRUST

EIN 75-6297143

FORM 1041, GRANTOR TRUST

Federal and State Income Tax Information

See Instructions for Use

SECTION I

INCOME AND EXPENSE PER UNIT

	ROYALTY INCOME AND EXPENSE			OTHER INCOME AND EXPENSE
Source	Gross Income	Severance Tax	Net Royalty Payments	Interest Income		Administrative Expense
Florida	$.056487	$0.002584	$.053903	$	*	$.002073
Louisiana	.094518	0.009844	.084674		*	.003100
Mississippi	.139124	0.008114	.131010		*	.004719
New Mexico	.305221	0.030639	.274582		*	.010253
Oklahoma	.647335	0.062583	.584752		*	.021573
Texas	3.132327	0.199538	2.932789		.000727	.104219

TOTAL	$4.375012	$0.313302	$4.061710		$.000727	$.145937

SECTION II

RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

	Item	AMOUNT
1.	Total Net Royalty Payments	$4.061710
2.	Interest Income	.000727
3.	Administrative Expense	(.145937)

4.	Cash Distribution Per Unit**	$3.916500

*	Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.
**	Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 2013 TAX)

SABINE ROYALTY TRUST FEDERAL

Table I: 2013 Gross Royalty Income (Cumulative $ per Unit)

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
JANUARY	0.288020	0.668600	0.954350	1.443271	1.850938	2.142389	2.479443	2.971348	3.314085	3.734755	4.131333	4.375012
FEBRUARY	—	0.380580	0.666330	1.155251	1.562918	1.854369	2.191423	2.683328	3.026065	3.446735	3.843313	4.086992
MARCH	—	—	0.285750	0.774671	1.182338	1.473789	1.810843	2.302748	2.645485	3.066155	3.462733	3.706412
APRIL	—	—	—	0.488921	0.896588	1.188039	1.525093	2.016998	2.359735	2.780405	3.176983	3.420662
MAY	—	—	—	—	0.407667	0.699118	1.036172	1.528077	1.870814	2.291484	2.688062	2.931741
JUNE	—	—	—	—	—	0.291451	0.628505	1.120410	1.463147	1.883817	2.280395	2.524074
JULY	—	—	—	—	—	—	0.337054	0.828959	1.171696	1.592366	1.988944	2.232623
AUGUST	—	—	—	—	—	—	—	0.491905	0.834642	1.255312	1.651890	1.895569
SEPTEMBER	—	—	—	—	—	—	—	—	0.342737	0.763407	1.159985	1.403664
OCTOBER	—	—	—	—	—	—	—	—	—	0.420670	0.817248	1.060927
NOVEMBER	—	—	—	—	—	—	—	—	—	—	0.396578	0.640257
DECEMBER	—	—	—	—	—	—	—	—	—	—	—	0.243679

Table II: 2013 Severance Tax (Cumulative $ per Unit)

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
JANUARY	0.023118	0.056975	0.079079	0.115088	0.148565	0.176538	0.200788	0.233862	0.256147	0.273257	0.296997	0.313302
FEBRUARY	—	0.033857	0.055961	0.091970	0.125447	0.153420	0.177670	0.210744	0.233029	0.250139	0.273879	0.290184
MARCH	—	—	0.022104	0.058113	0.091590	0.119563	0.143813	0.176887	0.199172	0.216282	0.240022	0.256327
APRIL	—	—	—	0.036009	0.069486	0.097459	0.121709	0.154783	0.177068	0.194178	0.217918	0.234223
MAY	—	—	—	—	0.033477	0.061450	0.085700	0.118774	0.141059	0.158169	0.181909	0.198214
JUNE	—	—	—	—	—	0.027973	0.052223	0.085297	0.107582	0.124692	0.148432	0.164737
JULY	—	—	—	—	—	—	0.024250	0.057324	0.079609	0.096719	0.120459	0.136764
AUGUST	—	—	—	—	—	—	—	0.033074	0.055359	0.072469	0.096209	0.112514
SEPTEMBER	—	—	—	—	—	—	—	—	0.022285	0.039395	0.063135	0.079440
OCTOBER	—	—	—	—	—	—	—	—	—	0.017110	0.040850	0.057155
NOVEMBER	—	—	—	—	—	—	—	—	—	—	0.023740	0.040045
DECEMBER	—	—	—	—	—	—	—	—	—	—	—	0.016305

(SRT 2013 TAX)

SABINE ROYALTY TRUST FEDERAL

Table III: 2013 Interest Income (Cumulative $ per Unit)

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
JANUARY	0.000038	0.000083	0.000111	0.000162	0.000207	0.000248	0.000285	0.000321	0.000372	0.000634	0.000685	0.000727
FEBRUARY	—	0.000045	0.000073	0.000124	0.000169	0.000210	0.000247	0.000283	0.000334	0.000596	0.000647	0.000689
MARCH	—	—	0.000028	0.000079	0.000124	0.000165	0.000202	0.000238	0.000289	0.000551	0.000602	0.000644
APRIL	—	—	—	0.000051	0.000096	0.000137	0.000174	0.000210	0.000261	0.000523	0.000574	0.000616
MAY	—	—	—	—	0.000045	0.000086	0.000123	0.000159	0.000210	0.000472	0.000523	0.000565
JUNE	—	—	—	—	—	0.000041	0.000078	0.000114	0.000165	0.000427	0.000478	0.000520
JULY	—	—	—	—	—	—	0.000037	0.000073	0.000124	0.000386	0.000437	0.000479
AUGUST	—	—	—	—	—	—	—	0.000036	0.000087	0.000349	0.000400	0.000442
SEPTEMBER	—	—	—	—	—	—	—	—	0.000051	0.000313	0.000364	0.000406
OCTOBER	—	—	—	—	—	—	—	—	—	0.000262	0.000313	0.000355
NOVEMBER	—	—	—	—	—	—	—	—	—	—	0.000051	0.000093
DECEMBER	—	—	—	—	—	—	—	—	—	—	—	0.000042

Table IV: 2013 Trust Administrative Expense (Cumulative $ per Unit)

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
JANUARY	0.013781	0.026129	0.035393	0.047769	0.069997	0.089231	0.097282	0.106452	0.116225	0.126034	0.135838	0.145937
FEBRUARY	—	0.012348	0.021612	0.033988	0.056216	0.075450	0.083501	0.092671	0.102444	0.112253	0.122057	0.132156
MARCH	—	—	0.009264	0.021640	0.043868	0.063102	0.071153	0.080323	0.090096	0.099905	0.109709	0.119808
APRIL	—	—	—	0.012376	0.034604	0.053838	0.061889	0.071059	0.080832	0.090641	0.100445	0.110544
MAY	—	—	—	—	0.022228	0.041462	0.049513	0.058683	0.068456	0.078265	0.088069	0.098168
JUNE	—	—	—	—	—	0.019234	0.027285	0.036455	0.046228	0.056037	0.065841	0.075940
JULY	—	—	—	—	—	—	0.008051	0.017221	0.026994	0.036803	0.046607	0.056706
AUGUST	—	—	—	—	—	—	—	0.009170	0.018943	0.028752	0.038556	0.048655
SEPTEMBER	—	—	—	—	—	—	—	—	0.009773	0.019582	0.029386	0.039485
OCTOBER	—	—	—	—	—	—	—	—	—	0.009809	0.019613	0.029712
NOVEMBER	—	—	—	—	—	—	—	—	—	—	0.009804	0.019903
DECEMBER	—	—	—	—	—	—	—	—	—	—	—	0.010099

(SRT 2013 TAX)

SABINE ROYALTY TRUST TEXAS

TABLE A TEXAS: Gross Royalty Income

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.195317	0.481892	0.682142	1.068388	1.386253	1.587713	1.806165	2.172894	2.410871	2.710238	2.986339	3.132327
February	—	0.286575	0.486825	0.873071	1.190936	1.392396	1.610848	1.977577	2.215554	2.514921	2.791022	2.937010
March	—	—	0.200250	0.586496	0.904361	1.105821	1.324273	1.691002	1.928979	2.228346	2.504447	2.650435
April	—	—	—	0.386246	0.704111	0.905571	1.124023	1.490752	1.728729	2.028096	2.304197	2.450185
May	—	—	—	—	0.317865	0.519325	0.737777	1.104506	1.342483	1.641850	1.917951	2.063939
June	—	—	—	—	—	0.201460	0.419912	0.786641	1.024618	1.323985	1.600086	1.746074
July	—	—	—	—	—	—	0.218452	0.585181	0.823158	1.122525	1.398626	1.544614
August	—	—	—	—	—	—	—	0.366729	0.604706	0.904073	1.180174	1.326162
September	—	—	—	—	—	—	—	—	0.237977	0.537344	0.813445	0.959433
October	—	—	—	—	—	—	—	—	—	0.299367	0.575468	0.721456
November	—	—	—	—	—	—	—	—	—	—	0.276101	0.422089
December	—	—	—	—	—	—	—	—	—	—	—	0.145988

TABLE B TEXAS: Severance Tax

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.012998	0.036365	0.049490	0.074182	0.097729	0.115775	0.130174	0.149454	0.161195	0.179910	0.194284	0.199538
February	—	0.023367	0.036492	0.061184	0.084731	0.102777	0.117176	0.136456	0.148197	0.166912	0.181286	0.186540
March	—	—	0.013125	0.037817	0.061364	0.079410	0.093809	0.113089	0.124830	0.143545	0.157919	0.163173
April	—	—	—	0.024692	0.048239	0.066285	0.080684	0.099964	0.111705	0.130420	0.144794	0.150048
May	—	—	—	—	0.023547	0.041593	0.055992	0.075272	0.087013	0.105728	0.120102	0.125356
June	—	—	—	—	—	0.018046	0.032445	0.051725	0.063466	0.082181	0.096555	0.101809
July	—	—	—	—	—	—	0.014399	0.033679	0.045420	0.064135	0.078509	0.083763
August	—	—	—	—	—	—	—	0.019280	0.031021	0.049736	0.064110	0.069364
September	—	—	—	—	—	—	—	—	0.011741	0.030456	0.044830	0.050084
October	—	—	—	—	—	—	—	—	—	0.018715	0.033089	0.038343
November	—	—	—	—	—	—	—	—	—	—	0.014374	0.019628
December	—	—	—	—	—	—	—	—	—	—	—	0.005254

TABLE C TEXAS: Interest Income

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.000038	0.000083	0.000111	0.000162	0.000207	0.000248	0.000285	0.000321	0.000372	0.000634	0.000685	0.000727
February	—	0.000045	0.000073	0.000124	0.000169	0.000210	0.000247	0.000283	0.000334	0.000596	0.000647	0.000689
March	—	—	0.000028	0.000079	0.000124	0.000165	0.000202	0.000238	0.000289	0.000551	0.000602	0.000644
April	—	—	—	0.000051	0.000096	0.000137	0.000174	0.000210	0.000261	0.000523	0.000574	0.000616
May	—	—	—	—	0.000045	0.000086	0.000123	0.000159	0.000210	0.000472	0.000523	0.000565
June	—	—	—	—	—	0.000041	0.000078	0.000114	0.000165	0.000427	0.000478	0.000520
July	—	—	—	—	—	—	0.000037	0.000073	0.000124	0.000386	0.000437	0.000479
August	—	—	—	—	—	—	—	0.000036	0.000087	0.000349	0.000400	0.000442
September	—	—	—	—	—	—	—	—	0.000051	0.000313	0.000364	0.000406
October	—	—	—	—	—	—	—	—	—	0.000262	0.000313	0.000355
November	—	—	—	—	—	—	—	—	—	—	0.000051	0.000093
December	—	—	—	—	—	—	—	—	—	—	—	0.000042

TABLE D TEXAS: Administrative Expense

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.009343	0.018640	0.025133	0.034909	0.052238	0.065532	0.070749	0.077584	0.084369	0.091348	0.098171	0.104219
February	—	0.009297	0.015790	0.025566	0.042895	0.056189	0.061406	0.068241	0.075026	0.082005	0.088828	0.094876
March	—	—	0.006493	0.016269	0.033598	0.046892	0.052109	0.058944	0.065729	0.072708	0.079531	0.085579
April	—	—	—	0.009776	0.027105	0.040399	0.045616	0.052451	0.059236	0.066215	0.073038	0.079086
May	—	—	—	—	0.017329	0.030623	0.035840	0.042675	0.049460	0.056439	0.063262	0.069310
June	—	—	—	—	—	0.013294	0.018511	0.025346	0.032131	0.039110	0.045933	0.051981
July	—	—	—	—	—	—	0.005217	0.012052	0.018837	0.025816	0.032639	0.038687
August	—	—	—	—	—	—	—	0.006835	0.013620	0.020599	0.027422	0.033470
September	—	—	—	—	—	—	—	—	0.006785	0.013764	0.020587	0.026635
October	—	—	—	—	—	—	—	—	—	0.006979	0.013802	0.019850
November	—	—	—	—	—	—	—	—	—	—	0.006823	0.012871
December	—	—	—	—	—	—	—	—	—	—	—	0.006048

(SRT 2013 TAX)

SABINE ROYALTY TRUST OKLAHOMA

TABLE A OKLAHOMA: Gross Royalty Income

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.045627	0.090833	0.138688	0.185919	0.230556	0.277158	0.346090	0.411232	0.471545	0.534708	0.598137	0.647335
February	—	0.045206	0.093061	0.140292	0.184929	0.231531	0.300463	0.365605	0.425918	0.489081	0.552510	0.601708
March	—	—	0.047855	0.095086	0.139723	0.186325	0.255257	0.320399	0.380712	0.443875	0.507304	0.556502
April	—	—	—	0.047231	0.091868	0.138470	0.207402	0.272544	0.332857	0.396020	0.459449	0.508647
May	—	—	—	—	0.044637	0.091239	0.160171	0.225313	0.285626	0.348789	0.412218	0.461416
June	—	—	—	—	—	0.046602	0.115534	0.180676	0.240989	0.304152	0.367581	0.416779
July	—	—	—	—	—	—	0.068932	0.134074	0.194387	0.257550	0.320979	0.370177
August	—	—	—	—	—	—	—	0.065142	0.125455	0.188618	0.252047	0.301245
September	—	—	—	—	—	—	—	—	0.060313	0.123476	0.186905	0.236103
October	—	—	—	—	—	—	—	—	—	0.063163	0.126592	0.175790
November	—	—	—	—	—	—	—	—	—	—	0.063429	0.112627
December	—	—	—	—	—	—	—	—	—	—	—	0.049198

TABLE B OKLAHOMA: Severance Tax

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.005265	0.010485	0.015724	0.021050	0.026002	0.031289	0.035776	0.042945	0.048515	0.054564	0.057091	0.062583
February	—	0.005220	0.010459	0.015785	0.020737	0.026024	0.030511	0.037680	0.043250	0.049299	0.051826	0.057318
March	—	—	0.005239	0.010565	0.015517	0.020804	0.025291	0.032460	0.038030	0.044079	0.046606	0.052098
April	—	—	—	0.005326	0.010278	0.015565	0.020052	0.027221	0.032791	0.038840	0.041367	0.046859
May	—	—	—	—	0.004952	0.010239	0.014726	0.021895	0.027465	0.033514	0.036041	0.041533
June	—	—	—	—	—	0.005287	0.009774	0.016943	0.022513	0.028562	0.031089	0.036581
July	—	—	—	—	—	—	0.004487	0.011656	0.017226	0.023275	0.025802	0.031294
August	—	—	—	—	—	—	—	0.007169	0.012739	0.018788	0.021315	0.026807
September	—	—	—	—	—	—	—	—	0.005570	0.011619	0.014146	0.019638
October	—	—	—	—	—	—	—	—	—	0.006049	0.008576	0.014068
November	—	—	—	—	—	—	—	—	—	—	0.002527	0.008019
December	—	—	—	—	—	—	—	—	—	—	—	0.005492

TABLE C OKLAHOMA: Administrative Expense

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.002184	0.003651	0.005202	0.006398	0.008833	0.011909	0.013556	0.014771	0.016491	0.017964	0.019533	0.021573
February	—	0.001467	0.003018	0.004214	0.006649	0.009725	0.011372	0.012587	0.014307	0.015780	0.017349	0.019389
March	—	—	0.001551	0.002747	0.005182	0.008258	0.009905	0.011120	0.012840	0.014313	0.015882	0.017922
April	—	—	—	0.001196	0.003631	0.006707	0.008354	0.009569	0.011289	0.012762	0.014331	0.016371
May	—	—	—	—	0.002435	0.005511	0.007158	0.008373	0.010093	0.011566	0.013135	0.015175
June	—	—	—	—	—	0.003076	0.004723	0.005938	0.007658	0.009131	0.010700	0.012740
July	—	—	—	—	—	—	0.001647	0.002862	0.004582	0.006055	0.007624	0.009664
August	—	—	—	—	—	—	—	0.001215	0.002935	0.004408	0.005977	0.008017
September	—	—	—	—	—	—	—	—	0.001720	0.003193	0.004762	0.006802
October	—	—	—	—	—	—	—	—	—	0.001473	0.003042	0.005082
November	—	—	—	—	—	—	—	—	—	—	0.001569	0.003609
December	—	—	—	—	—	—	—	—	—	—	—	0.002040

(SRT 2013 TAX)

SABINE ROYALTY TRUST FLORIDA

TABLE A FLORIDA: Gross Royalty Income

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.009285	0.009436	0.014147	0.019255	0.023701	0.028782	0.031188	0.035789	0.040342	0.045124	0.050710	0.056487
February	—	0.000151	0.004862	0.009970	0.014416	0.019497	0.021903	0.026504	0.031057	0.035839	0.041425	0.047202
March	—	—	0.004711	0.009819	0.014265	0.019346	0.021752	0.026353	0.030906	0.035688	0.041274	0.047051
April	—	—	—	0.005108	0.009554	0.014635	0.017041	0.021642	0.026195	0.030977	0.036563	0.042340
May	—	—	—	—	0.004446	0.009527	0.011933	0.016534	0.021087	0.025869	0.031455	0.037232
June	—	—	—	—	—	0.005081	0.007487	0.012088	0.016641	0.021423	0.027009	0.032786
July	—	—	—	—	—	—	0.002406	0.007007	0.011560	0.016342	0.021928	0.027705
August	—	—	—	—	—	—	—	0.004601	0.009154	0.013936	0.019522	0.025299
September	—	—	—	—	—	—	—	—	0.004553	0.009335	0.014921	0.020698
October	—	—	—	—	—	—	—	—	—	0.004782	0.010368	0.016145
November	—	—	—	—	—	—	—	—	—	—	0.005586	0.011363
December	—	—	—	—	—	—	—	—	—	—	—	0.005777

TABLE B FLORIDA: Severance Tax

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.000405	0.000413	0.000624	0.000861	0.001060	0.001294	0.001404	0.001616	0.001822	0.002052	0.002316	0.002584
February	—	0.000008	0.000219	0.000456	0.000655	0.000889	0.000999	0.001211	0.001417	0.001647	0.001911	0.002179
March	—	—	0.000211	0.000448	0.000647	0.000881	0.000991	0.001203	0.001409	0.001639	0.001903	0.002171
April	—	—	—	0.000237	0.000436	0.000670	0.000780	0.000992	0.001198	0.001428	0.001692	0.001960
May	—	—	—	—	0.000199	0.000433	0.000543	0.000755	0.000961	0.001191	0.001455	0.001723
June	—	—	—	—	—	0.000234	0.000344	0.000556	0.000762	0.000992	0.001256	0.001524
July	—	—	—	—	—	—	0.000110	0.000322	0.000528	0.000758	0.001022	0.001290
August	—	—	—	—	—	—	—	0.000212	0.000418	0.000648	0.000912	0.001180
September	—	—	—	—	—	—	—	—	0.000206	0.000436	0.000700	0.000968
October	—	—	—	—	—	—	—	—	—	0.000230	0.000494	0.000762
November	—	—	—	—	—	—	—	—	—	—	0.000264	0.000532
December	—	—	—	—	—	—	—	—	—	—	—	0.000268

TABLE C FLORIDA: Administrative Expense

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.000445	0.000450	0.000603	0.000732	0.000975	0.001310	0.001367	0.001453	0.001583	0.001695	0.001833	0.002073
February	—	0.000005	0.000158	0.000287	0.000530	0.000865	0.000922	0.001008	0.001138	0.001250	0.001388	0.001628
March	—	—	0.000153	0.000282	0.000525	0.000860	0.000917	0.001003	0.001133	0.001245	0.001383	0.001623
April	—	—	—	0.000129	0.000372	0.000707	0.000764	0.000850	0.000980	0.001092	0.001230	0.001470
May	—	—	—	—	0.000243	0.000578	0.000635	0.000721	0.000851	0.000963	0.001101	0.001341
June	—	—	—	—	—	0.000335	0.000392	0.000478	0.000608	0.000720	0.000858	0.001098
July	—	—	—	—	—	—	0.000057	0.000143	0.000273	0.000385	0.000523	0.000763
August	—	—	—	—	—	—	—	0.000086	0.000216	0.000328	0.000466	0.000706
September	—	—	—	—	—	—	—	—	0.000130	0.000242	0.000380	0.000620
October	—	—	—	—	—	—	—	—	—	0.000112	0.000250	0.000490
November	—	—	—	—	—	—	—	—	—	—	0.000138	0.000378
December	—	—	—	—	—	—	—	—	—	—	—	0.000240

(SRT 2013 TAX)

SABINE ROYALTY TRUST LOUISIANA

TABLE A LOUISIANA: Gross Royalty Income

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.006922	0.016429	0.020820	0.032464	0.039686	0.044680	0.052195	0.062905	0.066011	0.078375	0.085955	0.094518
February	—	0.009507	0.013898	0.025542	0.032764	0.037758	0.045273	0.055983	0.059089	0.071453	0.079033	0.087596
March	—	—	0.004391	0.016035	0.023257	0.028251	0.035766	0.046476	0.049582	0.061946	0.069526	0.078089
April	—	—	—	0.011644	0.018866	0.023860	0.031375	0.042085	0.045191	0.057555	0.065135	0.073698
May	—	—	—	—	0.007222	0.012216	0.019731	0.030441	0.033547	0.045911	0.053491	0.062054
June	—	—	—	—	—	0.004994	0.012509	0.023219	0.026325	0.038689	0.046269	0.054832
July	—	—	—	—	—	—	0.007515	0.018225	0.021331	0.033695	0.041275	0.049838
August	—	—	—	—	—	—	—	0.010710	0.013816	0.026180	0.033760	0.042323
September	—	—	—	—	—	—	—	—	0.003106	0.015470	0.023050	0.031613
October	—	—	—	—	—	—	—	—	—	0.012364	0.019944	0.028507
November	—	—	—	—	—	—	—	—	—	—	0.007580	0.016143
December	—	—	—	—	—	—	—	—	—	—	—	0.008563

TABLE B LOUISIANA: Severance Tax

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.000605	0.001417	0.001693	0.002777	0.003327	0.003698	0.004354	0.005235	0.005519	0.006619	0.009017	0.009844
February	—	0.000812	0.001088	0.002172	0.002722	0.003093	0.003749	0.004630	0.004914	0.006014	0.008412	0.009239
March	—	—	0.000276	0.001360	0.001910	0.002281	0.002937	0.003818	0.004102	0.005202	0.007600	0.008427
April	—	—	—	0.001084	0.001634	0.002005	0.002661	0.003542	0.003826	0.004926	0.007324	0.008151
May	—	—	—	—	0.000550	0.000921	0.001577	0.002458	0.002742	0.003842	0.006240	0.007067
June	—	—	—	—	—	0.000371	0.001027	0.001908	0.002192	0.003292	0.005690	0.006517
July	—	—	—	—	—	—	0.000656	0.001537	0.001821	0.002921	0.005319	0.006146
August	—	—	—	—	—	—	—	0.000881	0.001165	0.002265	0.004663	0.005490
September	—	—	—	—	—	—	—	—	0.000284	0.001384	0.003782	0.004609
October	—	—	—	—	—	—	—	—	—	0.001100	0.003498	0.004325
November	—	—	—	—	—	—	—	—	—	—	0.002398	0.003225
December	—	—	—	—	—	—	—	—	—	—	—	0.000827

TABLE C LOUISIANA: Administrative Expense

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.000331	0.000639	0.000781	0.001076	0.001470	0.001800	0.001980	0.002180	0.002269	0.002557	0.002745	0.003100
February	—	0.000308	0.000450	0.000745	0.001139	0.001469	0.001649	0.001849	0.001938	0.002226	0.002414	0.002769
March	—	—	0.000142	0.000437	0.000831	0.001161	0.001341	0.001541	0.001630	0.001918	0.002106	0.002461
April	—	—	—	0.000295	0.000689	0.001019	0.001199	0.001399	0.001488	0.001776	0.001964	0.002319
May	—	—	—	—	0.000394	0.000724	0.000904	0.001104	0.001193	0.001481	0.001669	0.002024
June	—	—	—	—	—	0.000330	0.000510	0.000710	0.000799	0.001087	0.001275	0.001630
July	—	—	—	—	—	—	0.000180	0.000380	0.000469	0.000757	0.000945	0.001300
August	—	—	—	—	—	—	—	0.000200	0.000289	0.000577	0.000765	0.001120
September	—	—	—	—	—	—	—	—	0.000089	0.000377	0.000565	0.000920
October	—	—	—	—	—	—	—	—	—	0.000288	0.000476	0.000831
November	—	—	—	—	—	—	—	—	—	—	0.000188	0.000543
December	—	—	—	—	—	—	—	—	—	—	—	0.000355

(SRT 2013 TAX)

SABINE ROYALTY TRUST MISSISSIPPI

TABLE A MISSISSIPPI: Gross Royalty Income

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.007699	0.022385	0.033516	0.046479	0.058006	0.068927	0.080843	0.093139	0.104349	0.117279	0.129720	0.139124
February	—	0.014686	0.025817	0.038780	0.050307	0.061228	0.073144	0.085440	0.096650	0.109580	0.122021	0.131425
March	—	—	0.011131	0.024094	0.035621	0.046542	0.058458	0.070754	0.081964	0.094894	0.107335	0.116739
April	—	—	—	0.012963	0.024490	0.035411	0.047327	0.059623	0.070833	0.083763	0.096204	0.105608
May	—	—	—	—	0.011527	0.022448	0.034364	0.046660	0.057870	0.070800	0.083241	0.092645
June	—	—	—	—	—	0.010921	0.022837	0.035133	0.046343	0.059273	0.071714	0.081118
July	—	—	—	—	—	—	0.011916	0.024212	0.035422	0.048352	0.060793	0.070197
August	—	—	—	—	—	—	—	0.012296	0.023506	0.036436	0.048877	0.058281
September	—	—	—	—	—	—	—	—	0.011210	0.024140	0.036581	0.045985
October	—	—	—	—	—	—	—	—	—	0.012930	0.025371	0.034775
November	—	—	—	—	—	—	—	—	—	—	0.012441	0.021845
December	—	—	—	—	—	—	—	—	—	—	—	0.009404

TABLE B MISSISSIPPI: Severance Tax

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.000364	0.001408	0.002011	0.002768	0.003546	0.004095	0.004773	0.005582	0.006197	0.006935	0.007607	0.008114
February	—	0.001044	0.001647	0.002404	0.003182	0.003731	0.004409	0.005218	0.005833	0.006571	0.007243	0.007750
March	—	—	0.000603	0.001360	0.002138	0.002687	0.003365	0.004174	0.004789	0.005527	0.006199	0.006706
April	—	—	—	0.000757	0.001535	0.002084	0.002762	0.003571	0.004186	0.004924	0.005596	0.006103
May	—	—	—	—	0.000778	0.001327	0.002005	0.002814	0.003429	0.004167	0.004839	0.005346
June	—	—	—	—	—	0.000549	0.001227	0.002036	0.002651	0.003389	0.004061	0.004568
July	—	—	—	—	—	—	0.000678	0.001487	0.002102	0.002840	0.003512	0.004019
August	—	—	—	—	—	—	—	0.000809	0.001424	0.002162	0.002834	0.003341
September	—	—	—	—	—	—	—	—	0.000615	0.001353	0.002025	0.002532
October	—	—	—	—	—	—	—	—	—	0.000738	0.001410	0.001917
November	—	—	—	—	—	—	—	—	—	—	0.000672	0.001179
December	—	—	—	—	—	—	—	—	—	—	—	0.000507

TABLE C MISSISSIPPI: Administrative Expense

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.000369	0.000846	0.001207	0.001535	0.002164	0.002885	0.003170	0.003399	0.003719	0.004021	0.004329	0.004719
February	—	0.000477	0.000838	0.001166	0.001795	0.002516	0.002801	0.003030	0.003350	0.003652	0.003960	0.004350
March	—	—	0.000361	0.000689	0.001318	0.002039	0.002324	0.002553	0.002873	0.003175	0.003483	0.003873
April	—	—	—	0.000328	0.000957	0.001678	0.001963	0.002192	0.002512	0.002814	0.003122	0.003512
May	—	—	—	—	0.000629	0.001350	0.001635	0.001864	0.002184	0.002486	0.002794	0.003184
June	—	—	—	—	—	0.000721	0.001006	0.001235	0.001555	0.001857	0.002165	0.002555
July	—	—	—	—	—	—	0.000285	0.000514	0.000834	0.001136	0.001444	0.001834
August	—	—	—	—	—	—	—	0.000229	0.000549	0.000851	0.001159	0.001549
September	—	—	—	—	—	—	—	—	0.000320	0.000622	0.000930	0.001320
October	—	—	—	—	—	—	—	—	—	0.000302	0.000610	0.001000
November	—	—	—	—	—	—	—	—	—	—	0.000308	0.000698
December	—	—	—	—	—	—	—	—	—	—	—	0.000390

(SRT 2013 TAX)

SABINE ROYALTY TRUST NEW MEXICO

TABLE A NEW MEXICO: Gross Royalty Income

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.023170	0.047625	0.065037	0.090766	0.112736	0.135129	0.162962	0.195389	0.220967	0.249031	0.280472	0.305221
February	—	0.024455	0.041867	0.067596	0.089566	0.111959	0.139792	0.172219	0.197797	0.225861	0.257302	0.282051
March	—	—	0.017412	0.043141	0.065111	0.087504	0.115337	0.147764	0.173342	0.201406	0.232847	0.257596
April	—	—	—	0.025729	0.047699	0.070092	0.097925	0.130352	0.155930	0.183994	0.215435	0.240184
May	—	—	—	—	0.021970	0.044363	0.072196	0.104623	0.130201	0.158265	0.189706	0.214455
June	—	—	—	—	—	0.022393	0.050226	0.082653	0.108231	0.136295	0.167736	0.192485
July	—	—	—	—	—	—	0.027833	0.060260	0.085838	0.113902	0.145343	0.170092
August	—	—	—	—	—	—	—	0.032427	0.058005	0.086069	0.117510	0.142259
September	—	—	—	—	—	—	—	—	0.025578	0.053642	0.085083	0.109832
October	—	—	—	—	—	—	—	—	—	0.028064	0.059505	0.084254
November	—	—	—	—	—	—	—	—	—	—	0.031441	0.056190
December	—	—	—	—	—	—	—	—	—	—	—	0.024749

TABLE B NEW MEXICO: Severance Tax

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.003481	0.006887	0.009537	0.013450	0.016901	0.020387	0.024307	0.029030	0.032899	0.023177	0.026682	0.030639
February	—	0.003406	0.006056	0.009969	0.013420	0.016906	0.020826	0.025549	0.029418	0.019696	0.023201	0.027158
March	—	—	0.002650	0.006563	0.010014	0.013500	0.017420	0.022143	0.026012	0.016290	0.019795	0.023752
April	—	—	—	0.003913	0.007364	0.010850	0.014770	0.019493	0.023362	0.013640	0.017145	0.021102
May	—	—	—	—	0.003451	0.006937	0.010857	0.015580	0.019449	0.009727	0.013232	0.017189
June	—	—	—	—	—	0.003486	0.007406	0.012129	0.015998	0.006276	0.009781	0.013738
July	—	—	—	—	—	—	0.003920	0.008643	0.012512	0.002790	0.006295	0.010252
August	—	—	—	—	—	—	—	0.004723	0.008592	(0.001130)	0.002375	0.006332
September	—	—	—	—	—	—	—	—	0.003869	(0.005853)	(0.002348)	0.001609
October	—	—	—	—	—	—	—	—	—	(0.009722)	(0.006217)	(0.002260)
November	—	—	—	—	—	—	—	—	—	—	0.003505	0.007462
December	—	—	—	—	—	—	—	—	—	—	—	0.003957

TABLE C NEW MEXICO: Administrative Expense

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
January	0.001109	0.001903	0.002467	0.003119	0.004317	0.005795	0.006460	0.007065	0.007794	0.008449	0.009227	0.010253
February	—	0.000794	0.001358	0.002010	0.003208	0.004686	0.005351	0.005956	0.006685	0.007340	0.008118	0.009144
March	—	—	0.000564	0.001216	0.002414	0.003892	0.004557	0.005162	0.005891	0.006546	0.007324	0.008350
April	—	—	—	0.000652	0.001850	0.003328	0.003993	0.004598	0.005327	0.005982	0.006760	0.007786
May	—	—	—	—	0.001198	0.002676	0.003341	0.003946	0.004675	0.005330	0.006108	0.007134
June	—	—	—	—	—	0.001478	0.002143	0.002748	0.003477	0.004132	0.004910	0.005936
July	—	—	—	—	—	—	0.000665	0.001270	0.001999	0.002654	0.003432	0.004458
August	—	—	—	—	—	—	—	0.000605	0.001334	0.001989	0.002767	0.003793
September	—	—	—	—	—	—	—	—	0.000729	0.001384	0.002162	0.003188
October	—	—	—	—	—	—	—	—	—	0.000655	0.001433	0.002459
November	—	—	—	—	—	—	—	—	—	—	0.000778	0.001804
December	—	—	—	—	—	—	—	—	—	—	—	0.001026

(SRT 2013 TAX)

SABINE ROYALTY TRUST

Depletion Schedule D-I

The cumulative and noncumulative cost depletion factors reflected in Depletion Schedule D-I should be used to compute 2013 federal cost depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 2013. This schedule should not be used to compute depletion for any other Units owned. (See accompanying information for computation instructions.)

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	January	February	March	April	May	June	July	August	September	October	November	December
January	0.008325	0.020261	0.028522	0.044787	0.057155	0.065756	0.073860	0.086290	0.094339	0.104467	0.114589	0.124933
February		0.011936	0.020197	0.036462	0.048830	0.057431	0.065535	0.077965	0.086014	0.096142	0.106264	0.116608
March			0.008261	0.024526	0.036894	0.045495	0.053599	0.066029	0.074078	0.084206	0.094328	0.104672
April				0.016265	0.028633	0.037234	0.045338	0.057768	0.065817	0.075945	0.086067	0.096411
May					0.012368	0.020969	0.029073	0.041503	0.049552	0.059680	0.069802	0.080146
June						0.008601	0.016705	0.029135	0.037184	0.047312	0.057434	0.067778
July							0.008104	0.020534	0.028583	0.038711	0.048833	0.059177
August								0.012430	0.020479	0.030607	0.040729	0.051073
September									0.008049	0.018177	0.028299	0.038643
October										0.010128	0.020250	0.030594
November											0.010122	0.020466
December												0.010344

Depletion Schedule D-II

The non-cumulative cost depletion factors reflected in Depletion Schedule D-II should be used to compute 2013 state cost depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in any year. The applicable number to use is the number related to the last month in which the units were owned in 2013. (See accompanying information for computation instructions.)

STATE DEPLETION FACTORS	January	February	March	April	May	June	July	August	September	October	November	December
Florida	0.000434	0.000006	0.000186	0.000222	0.000206	0.000223	0.000105	0.000230	0.000219	0.000223	0.000234	0.000262
Louisiana	0.000168	0.000257	0.000094	0.000251	0.000192	0.000107	0.000164	0.000285	0.000000	0.000444	0.000280	0.000200
Mississippi	0.000199	0.000433	0.000257	0.000339	0.000297	0.000251	0.000319	0.000310	0.000280	0.000325	0.000303	0.000256
New Mexico	0.000588	0.000659	0.000457	0.000692	0.000590	0.000562	0.000630	0.000793	0.000621	0.000689	0.000743	0.000600
Oklahoma	0.001264	0.001182	0.001238	0.001187	0.001108	0.001152	0.001229	0.001350	0.001375	0.001454	0.001443	0.001072
Texas	0.005672	0.009399	0.006029	0.013574	0.009975	0.006306	0.005657	0.009462	0.005554	0.006993	0.007119	0.007954
TOTAL	0.008325	0.011936	0.008261	0.016265	0.012368	0.008601	0.008104	0.012430	0.008049	0.010128	0.010122	0.010344

(SRT 2013 TAX)

SABINE ROYALTY TRUST

Depletion Schedule D-III

The cumulative federal cost depletion factors reflected in Depletion Schedule D-III should be used to compute 2013 federal cost depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in the year stated. For depletion factors relating to the individual states, please use Depletion Schedule D-II on page 14. (See accompanying information for computation instructions.)

For a Unit acquired of record during the year of:	LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013
	2013
	January	February	March	April	May	June	July	August	September	October	November	December
Original Distribution	.008279	.020969	.029648	.046735	.059690	.068599	.077044	.089842	.098251	.108497	.118822	.129465

1983	.007485	.019195	.027037	.043454	.055713	.063836	.071310	.083213	.090653	.099825	.109131	.119077

1984	.004686	.012052	.016971	.027326	.035047	.040142	.044819	.052298	.056948	.062695	.068523	.074777

1985	.006312	.016252	.022875	.036837	.047247	.054115	.060425	.070511	.076782	.084524	.092382	.100815

Before March 17, 1986	.004982	.012837	.018063	.029117	.037353	.042776	.047750	.055723	.060665	.066769	.072969	.079638

After March 17, 1986	.003825	.009854	.013864	.022338	.028655	.032818	.036641	.042761	.046558	.051248	.056011	.061128

1987	.005310	.013621	.019168	.030874	.039600	.045358	.050636	.059092	.064347	.070831	.077416	.084490

1988	.005780	.014737	.020760	.033342	.042743	.048987	.054722	.063858	.069583	.076625	.083775	.091416

1989	.005610	.014155	.019970	.031917	.040878	.046891	.052432	.061177	.066735	.073535	.080437	.087749

1990	.005349	.013419	.018931	.030222	.038698	.044405	.049661	.057951	.063233	.069691	.076245	.083179

1991	.005067	.012546	.017702	.028083	.035914	.041268	.046235	.053977	.058983	.065068	.071254	.077711

1992	.005976	.014727	.020834	.032827	.041922	.048230	.054144	.063199	.069173	.076380	.083700	.091228

1993	.006261	.015155	.021429	.033688	.043004	.049508	.055570	.064875	.071041	.078471	.086020	.093777

1994	.005643	.013396	.018964	.029729	.037932	.043698	.049031	.057227	.062702	.069287	.075970	.082835

1995	.006371	.014599	.020685	.032230	.041078	.047396	.053175	.062057	.068091	.075287	.082596	.090089

1996	.006156	.013988	.019882	.030710	.039069	.045152	.050780	.059257	.065153	.072132	.079211	.086334

1997	.008501	.019507	.027656	.043030	.054824	.063269	.071022	.082886	.090969	.100617	.110406	.120396

1998	.009010	.020908	.029650	.046119	.058754	.067788	.076144	.088849	.097511	.107861	.118347	.129020

1999	.008939	.021219	.030029	.046824	.059676	.068790	.081496	.094420	.103109	.113648	.124279	.135084

2000	.008845	.020980	.029683	.046127	.058749	.067761	.076243	.088983	.097624	.108056	.118582	.129227

2001	.008961	.020618	.029265	.044453	.056345	.065263	.073895	.086292	.095091	.105718	.116356	.126622

2002	.009375	.021166	.029966	.046002	.058448	.067617	.076212	.089008	.097904	.108604	.119396	.130121

2003	.009082	.020848	.029604	.045652	.058071	.067141	.075701	.088395	.097201	.107757	.118410	.129013

2004	.008956	.020869	.029505	.045761	.058261	.067244	.075655	.088333	.096943	.107361	.117876	.128490

2005	.009182	.021084	.029866	.046088	.058621	.067735	.076259	.089020	.097822	.108389	.119057	.129755

2006	.008900	.020763	.029366	.045476	.057879	.066819	.075226	.087847	.096439	.106847	.117341	.127881

2007	.008702	.020311	.028680	.044705	.056950	.065687	.073822	.086214	.094538	.104642	.114855	.125232

2008	.008342	.019731	.027853	.043499	.055459	.063921	.071817	.083870	.091900	.101694	.111579	.121660

2009	.008150	.019577	.027666	.043117	.054942	.063317	.071234	.083170	.091146	.100930	.110760	.120697

2010	.008233	.020027	.028238	.044242	.056431	.064950	.072997	.085258	.093277	.103291	.113310	.123508

2011	.008079	.019814	.027907	.043792	.055877	.064294	.072267	.084423	.092333	.102222	.112127	.122219

2012	0.008260	.020206	0.028470	.044784	.057169	.065757	.073834	.086247	.094289	.104316	.114384	.124713

(SRT 2013 TAX)

SABINE ROYALTY TRUST

Depletion Schedule D-IV

The noncumulative and cumulative depletion factors reflected in Depletion Schedule D-IV should be used to compute 2013 Federal percentage depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in any year. (See accompanying information for computation instructions.)

FIRST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 2013	January	February	March	April	May	June	July	August	September	October	November	December
JANUARY	0.043203	0.100290	0.143153	0.216491	0.277641	0.321359	0.371917	0.445703	0.497114	0.560215	0.619702	0.656254
FEBRUARY	—	0.057087	0.099950	0.173288	0.234438	0.278156	0.328714	0.402500	0.453911	0.517012	0.576499	0.613051
MARCH	—	—	0.042863	0.116201	0.177351	0.221069	0.271627	0.345413	0.396824	0.459925	0.519412	0.555964
APRIL	—	—	—	0.073338	0.134488	0.178206	0.228764	0.302550	0.353961	0.417062	0.476549	0.513101
MAY	—	—	—	—	0.061150	0.104868	0.155426	0.229212	0.280623	0.343724	0.403211	0.439763
JUNE	—	—	—	—	—	0.043718	0.094276	0.168062	0.219473	0.282574	0.342061	0.378613
JULY	—	—	—	—	—	—	0.050558	0.124344	0.175755	0.238856	0.298343	0.334895
AUGUST	—	—	—	—	—	—	—	0.073786	0.125197	0.188298	0.247785	0.284337
SEPTEMBER	—	—	—	—	—	—	—	—	0.051411	0.114512	0.173999	0.210551
OCTOBER	—	—	—	—	—	—	—	—	—	0.063101	0.122588	0.159140
NOVEMBER	—	—	—	—	—	—	—	—	—	—	0.059487	0.096039
DECEMBER	—	—	—	—	—	—	—	—	—	—	—	0.036552

(SRT 2013 TAX)

SABINE ROYALTY TRUST

TAX COMPUTATION WORKSHEET

2013

(RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)

Part I

INCOME AND EXPENSE

	A		B		C
Item	Number of Units Owned (Note 1)		Income/Expense Per Unit from Appropriate Schedule(s) (Note 2)		Totals	Where to Reflect on 2013 Form 1040 (Note 3)
Gross Royalty Income		X		=		Line 4, Part I, Schedule E

Severance Tax		X		=		Line 16, Part I, Schedule E

Interest Income		X		=		Line 1, Part I, Schedule B

Administrative Expense		X		=		Line 19, Part I, Schedule E

Part II

COST DEPLETION (Note 4)

Original Basis		Cost Depletion Allowable in Prior Calendar Years (Note 5)		Adjusted Basis for Cost Depletion Purposes		Appropriate 2013 Cost Depletion Factor (Note 4)		2013 Cost Depletion

	-		=		X		=

*	Reflect cost depletion on 2013 Form 1040, line 18, Part 1, Schedule E (Note 3).

Part III

COMPUTATION OF GAIN OR (LOSS) FOR UNITS SOLD

Net Sales Price		Adjusted Basis (Note 6)		Gain (Loss)	Where to Reflect on 2013 Form 1040 (Note 3)

	-		=		Form 4797 Part III, Lines 19-24 and Schedule D

Notes

(1)	In order to correctly calculate total income and expense to be reported on your 2013 federal and, if applicable, state tax returns, it is recommended that you reproduce and complete a separate Tax Computation Worksheet for each block of Units acquired and disposed of at different times, as different factors apply depending on when units were acquired or disposed of. If more than one Tax Computation Worksheet is required, the separate amounts from each Tax Computation Worksheet should be added together and those aggregate numbers reported on your 2013 income tax returns.
(2)	If you did not become a Unit holder of record of any Unit(s) or did not cease to be a Unit holder of record of any Unit(s) during the period from January 15, 2013 through December 16, 2013, then the amounts reflected on the cumulative schedule for 2013 (located on page 5) should be used to complete Part I. See Comprehensive Example 1 on page 22. If any Units were held of record for only part of the period defined above, then the appropriate federal income and expense factors for Part I can be determined by using Tables I-IV (on pages 6 and 7) by locating the factor at the intersection of the first and last month in which the Units were owned by the Unit holder on the Monthly Record Date in 2013. See Comprehensive Examples 2 and 3 on pages 23 and 24 for further explanation. The appropriate state income and expense factors can be determined by using the state tables in the same manner, which are located on pages 8 through 13.
(3)	The Trustee believes that individual Unit holders owning the Units as an investment should report the amounts determined in this manner. See Sample Tax Forms on pages 17-20. The U.S. Corporation Income Tax Return (Form 1120) does not require that royalty income and related expenses be separately identified on any specific schedules. See “Sale or Exchange of Units” on page A-4 for a discussion of the tax consequences resulting from the sale of a Unit.
(4)	The appropriate depletion schedule(s) to be utilized depends on when the Units were acquired. See “Computing Depletion” on page 2 to determine the proper schedule(s) to be used. This worksheet assumes a Unit holder will take the cost depletion deduction. Some Unit holders may be entitled to a percentage depletion deduction in lieu of a cost depletion deduction, in which case Depletion Schedule D-IV (on page 16) should be used to compute such Unit holder’s depletion deduction for purposes of Part II of this worksheet. See pages 2 and A-2 - A-3 of this booklet for additional information regarding depletion deductions.
(5)	Cost depletion allowable in prior calendar years cannot be computed from the schedules contained in this booklet. Depletion schedules contained in Sabine Royalty Trust Tax Information Booklet(s) from prior years should be used to determine the appropriate cost depletion amount(s) allowable in prior calendar years.
(6)	The adjusted basis is equal to the cost or other basis of the Unit(s) less the cost depletion allowable from the date of acquisition through the date of sale (whether or not deducted).

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COMPREHENSIVE EXAMPLE 1

The following example illustrates the computations necessary for an individual to determine income and expense attributable to Units acquired in March of 1984 and held throughout 2013.

COMPUTATION OF INCOME AND EXPENSE FOR UNITS OWNED ON ALL MONTHLY RECORD DATES IN 2013

SABINE ROYALTY TRUST

TAX COMPUTATION WORKSHEET 2013

(RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)

Part I

INCOME AND EXPENSE

	A		B		C
Item	Number of Units Owned (Note 1)		Income/Expense Per Unit from Appropriate Schedule(s) (Note 2)		Totals	Where to Reflect on 2013 Form 1040 (Note 3)
Gross Royalty Income	100	X	$4.375012	=	$437.50	Line 4, Part I, Schedule E

Severance Tax	100	X	$.313302	=	$31.33	Line 16, Part I, Schedule E

Interest Income	100	X	$.000727	=	$.07	Line 1, Part I, Schedule B

Administrative Expense	100	X	$.145937	=	$14.59	Line 19, Part I, Schedule E

Part II

COST DEPLETION (Note 4)

Assumed Original Basis*		Cost Depletion Allowable in Prior Calendar Years (Notes 4 and 5)		Adjusted Basis for Cost Depletion Purposes		Appropriate 2013 Cost Depletion Factor per Depletion Schedule D-III		2013 Cost Depletion**
$2,100.00	-	$2,038.65	=	$61.35	X	.074777	=	$4.59

*	This number is used for example purposes only. Each Unit holder’s basis is unique to that specific Unit holder.
**	Reflect cost depletion on 2013 Form 1040, line 18, Part 1, Schedule E (Note 3).

See Page 21 for Applicable Notes.

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COMPREHENSIVE EXAMPLE 2

The following example illustrates the computations necessary for an individual to determine income and expenses and gain or loss on Units acquired in 1984 and disposed of during 2013. The factors in this example are located at the intersection of January and March on the appropriate tables (i.e., the first and last month of 2013 in which Units were owned on Monthly Record Dates).

Acquisition Date	Units Acquired	Original Basis	Sales Date	Units Sold	Sales Price
03-21-84	100	$2,100.00	04-2-13	100	$4,712

COMPUTATION OF INCOME AND EXPENSE FOR UNITS SOLD IN 2013

SABINE ROYALTY TRUST

TAX COMPUTATION WORKSHEET

2013

(RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)

Part I

INCOME AND EXPENSE

	A		B		C
Item	Number of Units Owned (Note 1)		Income/Expense Per Unit from Appropriate Schedule(s) (Note 2)		Totals	Where to Reflect on 2013 Form 1040 (Note 3)
Gross Royalty Income	100	X	$.954350	=	$95.44	Line4, Part I, Schedule E

Severance Tax	100	X	$.079079	=	$7.91	Line16, Part I, Schedule E

Interest Income	100	X	$.000111	=	$0.01	Line1, Part I, Schedule B

Administrative Expense	100	X	$.035393	=	$3.54	Line19, Part I, Schedule E

Part II

COST DEPLETION (Notes 4 and 5)

Assumed Original Basis*		Cost Depletion Allowable in Prior Calendar Years (Note 5)		Adjusted Basis for Cost Depletion Purposes		Appropriate 2013 Cost Depletion Factor per Depletion Schedule III		2013 Cost Depletion**
$2,100.00	-	$2,038.65	=	$61.35	X	.016971	=	$1.04

*	This number is used for example purposes only. Each Unit holder’s basis is unique to that specific Unit holder.
**	Reflect cost depletion on 2013 Form 1040, line 18, Part 1, Schedule E (Note 3).

Part III

COMPUTATION OF GAIN OR (LOSS) FOR UNITS SOLD

Net Sales Price		Adjusted Basis (Note 6)		Gain (Loss)	Where to Reflect on 2013 Form 1040 (Note 3)
$4,712	-	$60.31	=	$4,651.69	Form 4797, Part III, Lines 19-24 and Schedule D

See Page 21 for Applicable Notes.

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COMPREHENSIVE EXAMPLE 3

The following example illustrates the computations necessary for an individual to determine income and expenses and gain or loss on Units acquired and disposed of during 2013. The factors in this example are located at the intersection of April and September on the appropriate tables (i.e., the first and last month of 2013 in which Units were owned on monthly Record Dates).

Acquisition Date	Units Acquired	Original Basis	Sales Date	Units Sold	Sales Price
03-30-13	100	$2,100.00	10-01-13	100	$3,000.00

COMPUTATION OF INCOME AND EXPENSE FOR UNITS SOLD IN 2013

SABINE ROYALTY TRUST

TAX COMPUTATION WORKSHEET

2013

(RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)

Part I

INCOME AND EXPENSE

	A		B		C
Item	Number of Units Owned (Note 1)		Income/Expense Per Unit from Appropriate Schedule(s) (Note 2)		Totals	Where to Reflect on 2013 Form 1040 (Note 3)
Gross Royalty Income	100	X	$2.359735	=	$235.97	Line4, Part I, Schedule E

Severance Tax	100	X	$.177068	=	$17.71	Line16, Part I, Schedule E

Interest Income	100	X	$.000261	=	$.03	Line1, Part I, Schedule B

Administrative Expense	100	X	$.080832	=	$8.03	Line19, Part I, Schedule E

Part II

COST DEPLETION (Notes 4 and 5)

Assumed Original Basis*		Cost Depletion Allowable in Prior Calendar Years (Note 5)		Adjusted Basis for Cost Depletion Purposes		Appropriate 2013 Cost Depletion Factor per Depletion Schedule D-I		2013 Cost Depletion**
$2,100.00	-	$0.00	=	$2,100.00	X	.065817	=	$138.22

*	This number is used for example purposes only. Each Unit holder’s basis is unique to that specific Unit holder.
**	Reflect cost depletion on 2013 Form 1040, line 18, Part 1, Schedule E (Notes 4 and 5).

Part III

COMPUTATION OF GAIN OR (LOSS) FOR UNITS SOLD

Net Sales Price		Adjusted Basis (Note 6)		Gain (Loss)	Where to Reflect on 2013 Form 1040 (Note 3)
$3,000.00	-	$1,961.78	=	$1,038.22	Form 4797, Part II, Line 10 and Schedule D

See Page 21 for Applicable Notes.

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SABINE ROYALTY TRUST HISTORICAL TAX WORKSHEET

	GROSS INCOME	WINDFALL PROFIT TAX	SEVERANCE TAX	NET ROYALTY PMTS	INTEREST INCOME	ADMIN. EXPENSE	MISC. INCOME/ EXPENSE	NET CASH DISTRIB
1983	2.721361	0.316613	0.155445	2.249303	0.019377	0.086800	0.000000	2.181880
1984	3.496106	0.323679	0.196022	2.976405	0.031846	0.155652	0.000000	2.852599
1985	2.853378	0.190767	0.171256	2.491355	0.021277	0.169099	-0.005487	2.338046
1986	1.807003	0.041149	0.114513	1.651341	0.012242	0.184580	0.005487	1.484490
1987	1.648950	0.000209	0.095558	1.553183	0.010601	0.127094	0.000000	1.436690
1988	1.556021	0.000077	0.101561	1.454383	0.010753	0.098526	0.000000	1.366610
1989	1.594196	0.000028	0.131330	1.462838	0.013627	0.096295	0.000000	1.380170
1990	1.748059	0.000000	0.155821	1.592238	0.014058	0.075026	0.000000	1.531270
1991	1.810596	0.000000	0.188955	1.621641	0.010622	0.084643	0.000000	1.547620
1992	1.556025	0.000000	0.132087	1.423938	0.005520	0.135228	0.000000	1.294230
1993	1.751674	0.000000	0.126197	1.625477	0.005316	0.169163	0.000000	1.461630
1994	1.422338	0.000000	0.094300	1.328038	0.005172	0.135390	0.000000	1.197820
1995	1.257833	0.000000	0.086219	1.171614	0.007424	0.151878	0.000000	1.027160
1996	1.650891	0.000000	0.102044	1.548847	0.009748	0.187465	0.000000	1.371130
1997	1.955335	0.000000	0.144324	1.811011	0.010812	0.177263	0.000000	1.644560
1998	1.937789	0.000000	0.123769	1.814020	0.011159	0.171521	0.000000	1.653658
1999	1.663391	0.000000	0.115700	1.547691	0.008112	0.148838	0.000000	1.406965
2000	2.586743	0.000000	0.157354	2.429389	0.016044	0.170794	0.000000	2.274639
2001	3.240755	0.000000	0.210965	3.029790	0.014627	0.183788	0.000000	2.860629
2002	2.175093	0.000000	0.125845	2.049248	0.003150	0.173568	0.000000	1.878830
2003	2.930078	0.000000	0.214244	2.715834	0.003272	0.196541	0.000000	2.522565
2004	3.277066	0.000000	0.271605	3.005461	0.003421	0.222941	0.000000	2.785941
2005	3.874801	0.000000	0.304563	3.570238	0.011804	0.150250	0.000000	3.431792
2006	4.733425	0.000000	0.376823	4.356602	0.024294	0.144170	0.000000	4.236726
2007	4.334040	0.000000	0.361711	3.972329	0.023849	0.145689	0.000000	3.850489
2008	6.587048	0.000000	0.421450	6.165598	0.020735	0.150146	0.000000	6.036187
2009	3.162408	0.000000	0.218949	2.943459	0.001744	0.153550	0.000000	2.791653
2010	4.153492	0.000000	0.308146	3.845346	0.000306	0.141111	0.000000	3.704541
2011	4.436046	0.000000	0.325610	4.110436	0.000442	0.144662	0.000000	3.966216
2012	4.202320	0.000000	0.345350	3.856970	0.000538	0.156560	0.000000	3.700948
2013	4.375012	0.000000	0.313302	4.061710	0.000727	0.145937	0.000000	3.916500

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SABINE ROYALTY TRUST

DISCUSSION OF TAX CONSIDERATIONS PERTAINING TO THE

OWNERSHIP OF UNITS IN SABINE ROYALTY TRUST

The tax law requires individuals, estates, trusts, closely held C corporations and personal service corporations to categorize income and expense into one of three classes, “active,” “portfolio” or “passive,” based upon the nature of the activity and the involvement of the taxpayer in such activity. Because the Trust is a grantor trust, the Unit holders are deemed to hold the investment in the royalty interests directly and the proper classification of the Trust income and expense will be dependent upon the relevant facts and circumstances of each Unit holder. Generally, income or loss resulting from an interest in the Trust is properly classified as portfolio income and as such can be reported as directed on the tax computation worksheet (page 21). However, under certain limited circumstances a different tax classification may be appropriate. Accordingly, Unit holders should consult their own tax advisor regarding all tax compliance matters related to the Units.

Tax Background and WHFIT Information

The Trust was established by the Sabine Corporation Royalty Trust Agreement (the “Trust Agreement”), made and entered into effective as of December 31, 1982, to receive a distribution from Sabine Corporation (“Sabine”) of royalty and mineral interests, including landowner’s royalties, overriding royalty interests, minerals (other than executive rights, bonuses and delay rentals), production payments and any other similar, nonparticipatory interests, in certain producing and proved undeveloped oil and gas properties located in Florida, Louisiana, Mississippi, New Mexico, Oklahoma and Texas.

Sabine received a private letter ruling from the Internal Revenue Service, dated May 2, 1983 (the “Ruling”), concerning certain tax considerations relevant to the creation and continued existence of the Trust. Pursuant to the Ruling, the Trust is classified for federal income tax purposes as a “grantor trust” and not as an association taxable as a corporation. A grantor trust is not subject to federal income tax. Instead, its beneficiaries (the Unit holders in the case of the Trust) are generally considered to own the trust’s income and principal as though no trust were in existence. A grantor trust simply files an information return reflecting all items of income and/or deductions that will be included in the returns of the beneficiaries. Accordingly, each Unit holder of the Trust is taxable on his pro rata share of the Trust’s income and/or deductions.

The income received or accrued and the deductions paid or incurred by the Trust are deemed to be received or accrued and paid or incurred, respectively, by each Unit holder at the same time as the Trust, which is on each Monthly Record Date. On the basis of both the Trust Agreement and the escrow agreement (discussed below), both cash and accrual basis Unit holders should be considered as realizing income and incurring expenses only on the Monthly Record Dates.

Some Trust Units are held by middlemen, as such term is broadly defined in U.S. Treasury Regulations (and includes custodians, nominees, certain joint owners, and brokers holding an interest for a customer in street name, referred to herein collectively as “middlemen”). Therefore, the Trustee considers the Trust to be a non-mortgage widely held fixed investment trust (“WHFIT”) for U.S. federal income tax purposes. U.S. Trust, Bank of America Private Wealth Management, EIN: 56-0906609, 901 Main Street, 17th Floor, Dallas, Texas 75202, telephone number (214) 209-2400, email address trustee@sbr-sabineroyalty.com, is the representative of the Trust that will provide tax information in accordance with applicable U.S. Treasury Regulations governing the information reporting requirements of the Trust as a WHFIT. Tax information is also posted by the Trustee at www.sbr-sabineroyalty.com. Notwithstanding the foregoing, the middlemen holding Trust Units on behalf of Unit holders, and not the Trustee of the Trust, are solely responsible for complying with the information reporting requirements

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under the U. S. Treasury Regulations with respect to such Trust Units, including the issuance of IRS Forms 1099 and certain written tax statements. Unit holders whose Trust Units are held by middlemen should consult with such middlemen regarding the information that will be reported to them by the middlemen with respect to the Trust Units.

Effect of Escrow Arrangement

The assets of the Trust include royalty and mineral interests in certain producing and proved undeveloped oil and gas properties (the “Properties”), which constitute economic interests in gross production of oil, gas and other minerals free of the costs of production. The Properties are located in six states and were not carved out of any of Sabine’s working interests in effecting the distribution. In order to facilitate the administration of the Trust and to avoid the expense and inconvenience of daily reporting to Unit holders, the Properties are subject to an escrow agreement, for which the Trustee currently serves as escrow agent.

Pursuant to the terms of the escrow agreement and the conveyances of the Properties by Sabine, the proceeds of production from the Properties for each calendar month, and interest thereon, are collected by the escrow agent and are paid to and received by the Trust only on the next Monthly Record Date. The escrow agent has agreed to endeavor to assure that it incurs and pays expenses for each calendar month only on the Monthly Record Date. The Trust Agreement also provides that the Trustee is to endeavor to assure that income of the Trust will be accrued and received and that expenses of the Trust will be incurred and paid only on each Monthly Record Date. Assuming the escrow arrangement is respected for federal income tax purposes and the Trustee, as escrow agent, is able to control the timing of income and expenses, as stated above, both cash and accrual basis Unit holders will be treated as realizing income and incurring expenses only on each Monthly Record Date. The Trustee is treating the escrow arrangement as effective for tax purposes and the accompanying tax information has been presented accordingly.

If the escrow arrangement is not respected for federal income tax purposes, a mismatching of income and deductions could occur between a transferor and a transferee upon the sale or exchange of Units. In addition, the Trustee would be required to report the proceeds from production, interest income thereon, and any deductions to the Unit holders on a daily basis, resulting in a substantial increase in the administrative expenses of the Trust.

Depletion

Cost Depletion

Pursuant to the Ruling, each Unit holder is entitled to deduct cost depletion with respect to his pro rata interest in the Properties. A Unit holder’s cost depletion deduction is computed by reference to the Unit holder’s adjusted basis in each of his Units.

The deduction for cost depletion must be computed by a Unit holder with respect to each separate property in the Trust. A Unit holder’s tax basis in each separate property generally must be determined at the time each Unit is acquired by allocating such Unit holder’s cost in each Unit among all properties in the Trust based on their relative fair market values. However, a corporate Unit holder that acquired Units in the distribution from Sabine must determine its tax basis in each separate property in the Trust at the time of the distribution by reference to Sabine’s tax basis in each separate property included in the distribution. The cost depletion deduction attributable to each separate property is calculated for a taxable year by multiplying the tax basis of the property times the appropriate factor reported herein. The factors are derived by dividing total estimated equivalent units of production (barrels of oil and MCF’s of gas) expected to be recovered from the property as of the beginning of the taxable year by the number of equivalent units produced and sold from such property during the taxable year. The resulting deduction for cost depletion cannot exceed the adjusted tax basis in the property. The composite depletion factors presented herein were derived in a manner that encompasses this separate property concept.

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Percentage Depletion

The Revenue Reconciliation Act of 1990 repealed the rules denying percentage depletion to a transferee of a proven oil or gas property for transfers after October 11, 1990. Because substantially all of the properties were “proven properties” on the date of the original distribution, the percentage depletion deduction has limited applicability to Unit holders who became Unit holders prior to October 12, 1990.

A computation of percentage depletion has been made with respect to the post October 11, 1990 transfers. For some Unit holders, percentage depletion may exceed cost depletion. In such case, a Unit holder is entitled to a percentage depletion deduction in lieu of a cost depletion deduction. Percentage depletion will continue to be computed and compared to cost depletion on an annual basis for Unit holders that acquired their Units via applicable transfers occurring after October 11, 1990.

Adjustment to Basis

Each Unit holder should reduce his tax basis (but not below zero) in the Properties (and correspondingly, his Units) by the amount of cost depletion and percentage depletion allowable with respect to the Properties and by the amount of any return of capital.

Non-Passive Activity Income, Credits and Loss

The income and expenses of the Trust will not be taken into account in computing the passive activity losses and income under Section 469 of the Code for a Unit holder who acquires and holds Units as an investment and not in the ordinary course of a trade or business.

Revenue/Expense and Depletion Calculators

For your convenience, simple revenue/expense and cost depletion calculators are now available on the Sabine Royalty Trust website at: www.sbr-sabineroyalty.com, on both the “Home” page and the “Tax Information” page.

Nonresident Foreign Unit Holders

Nonresident alien individual and foreign corporation Unit holders (“Foreign Taxpayer(s)”), in general, are subject to tax on the gross income attributable to the Trust at a rate equal to 30 percent (or the lower rate under any applicable treaty) without any deductions. This 30 percent tax applies to U.S. source income that is not effectively connected with a U.S. trade or business. Different tax rates and rules apply to income effectively connected with a U.S. trade or business, and those rules are not discussed herein. The 30 percent tax is withheld by the Trust and remitted directly to the United States Treasury. Foreign Taxpayers who have had tax withheld in 2013 should have received a Form 1042-S from the Trust. The Form 1042-S will reflect the total federal income tax withheld from distributions. To avoid double inclusion, the amount reported on the Form 1042-S should not be included as additional income in computing taxable income, as such amount is already included in the per Unit income items on the income and expense schedules included herein. The federal income tax withheld, as reported on the Form 1042-S, should be considered as a credit by the Unit holder in computing any federal income tax liability.

A Foreign Taxpayer holding income producing real property may elect to treat the income from such real property as effectively connected with the conduct of a United States trade or business. As discussed above, different tax rates and rules apply to Foreign Taxpayers with income effectively connected with a U.S. trade or business and those rules are not discussed in detail herein. The income

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attributable to the Properties is considered income produced from real property. Therefore, this election should be available to Foreign Taxpayers with respect to the taxable income resulting from the ownership of Units. A Unit holder so electing is entitled to claim all deductions with respect to such income but must file a United States income tax return to claim such deductions. In the case of a Foreign Taxpayer that is a foreign corporation, a “branch profits tax” may be imposed at a 30 percent rate (or a lower rate under an applicable treaty). This election, once made, is generally irrevocable unless an application for revocation is approved by the Internal Revenue Service or an applicable treaty allows the election to be made periodically.

Pursuant to the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), a foreign taxpayer is subject to U.S. income tax with respect to the sale, transfer, or disposition of a United States real property interest. FIRPTA generally treats interests in trusts owning United States real property as United States real property interests. However, Foreign Taxpayers with a 5% or less interest in the Trust are not considered to hold U.S. real property interests with respect to the Units because the Units are publicly traded. If the FIRPTA provisions apply because a Foreign Taxpayer holds a greater than 5% interest in the Trust, income tax is required to be withheld from any proceeds distributed to Foreign Taxpayers at the rate of 10% of the amount realized by Foreign Taxpayers upon the sale, exchange or other disposition of a Unit. In addition, distributions, if any, that represent the Foreign Taxpayer’s allocable share of gain realized upon the sale, exchange or other disposition of United States real property interest by the Trust will generally be subject to withholding tax at a 35% rate. The federal income tax withheld under FIRPTA should be considered a credit by the Foreign Taxpayer in computing any federal income tax liabilities.

In order to avoid withholding under FIRPTA, Foreign Taxpayers will be required to furnish the applicable withholding agent with an exemption certificate certifying why such withholding is not required.

Foreign Taxpayers are encouraged to consult their own tax advisors concerning the tax consequences of their investment in the Trust.

Sale or Exchange of Units

Generally, a Unit holder realizes gain or loss upon the sale or exchange of any Unit measured by the difference between the amount realized from the sale or exchange and the adjusted tax basis of such Unit. The adjusted tax basis of a Unit is the original basis of such Unit reduced by depletion deductions allowable (whether deducted or not) with respect to such Unit and by any purchase price adjustment that constitutes a return of capital. Trust income allocable to such Unit is taxable to the selling Unit holder until the date of sale. The purchaser of a Unit is taxable on Trust income allocable to such Unit from the date of purchase forward. For federal income tax purposes, Trust income should generally be allocable only to the holder of record of a Unit on each Monthly Record Date.

For federal income tax purposes, the sale of a Unit will be treated as a sale by a Unit holder of his interest in a royalty interest. Gain or loss on the sale of Units by a Unit holder who is not a dealer with respect to such Units and who has a holding period for the Units of more than one year will be treated as long-term capital gain or loss except to the extent of the depletion recapture amount. The depletion recapture amount is ordinary income and equals the lesser of (1) the gain on such sale attributable to the disposition of the royalty interest, or (2) the sum of the prior depletion deductions taken with respect to the royalty interests (but not in excess of the initial basis of such Units allocated to the royalty interests).

Backup Withholding

A payor is required under specified circumstances to withhold tax at the rate of 28 percent on “reportable interest or dividend payments” and “other reportable payments” (including certain oil and gas royalty payments). Generally, this “backup withholding” is required on payments if the payee has failed to furnish the payor a taxpayer identification number or if the payor is notified by the Secretary of the Treasury to withhold taxes on such payments with respect to the payee.

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Amounts withheld by payors pursuant to the backup withholding provisions are remitted to the Internal Revenue Service and are considered a credit against the payee’s federal income tax liability. If the payee does not incur a federal income tax liability for the year in which the taxes are withheld, the payee will be required to file the appropriate income tax return to claim a refund of the taxes withheld.

State Tax

Unit holders may be required to file state tax returns and may be liable for state tax as a result of their ownership of Trust Units. The Properties are located in Florida, Louisiana, Mississippi, New Mexico, Oklahoma and Texas. The tax information included in this booklet is presented in a manner to enable Unit holders to compute the income and deductions of the Trust attributable to each of these states. Unit holders will need this information to comply with the state tax filing requirements in those states imposing a tax. The laws pertaining to tax in any given state may vary from those of another state and from those applicable to federal income tax. Accordingly, Unit holders should consult their own tax advisors concerning state tax compliance matters relating to ownership of Units.

The Trustee has been informed that certain states have contacted Unit holders regarding underpayments of the state tax imposed on the Unit holders’ income from the Trust. Failure by Unit holders to report their state tax liability properly could result in the direct withholding of state taxes from Trust distributions. Accordingly, Unit holders are urged to review carefully the various filing requirements of the states in which the Properties are located to determine if a state tax liability exists as a result of the ownership of Units in the Trust.

Florida does not have a personal income tax. Florida imposes an income tax on resident and nonresident corporations (except for S corporations not subject to the built-in-gains tax or passive investment income tax), which will be applicable to royalty income allocable to a corporate Unit holder from Properties located within Florida.

Louisiana, Mississippi, New Mexico, and Oklahoma each impose taxes applicable to both resident and nonresident individuals and/or corporations (subject to certain exceptions for S corporations and limited liability companies, depending on their treatment for federal tax purposes), which will be applicable to royalty income allocable to a Unit holder from Properties located within those states. Even though there are variances from state to state, taxable income for state tax purposes is often computed in a manner similar to the computation of taxable income for federal income tax purposes.

New Mexico and Oklahoma impose a withholding tax on payments of oil and gas proceeds derived from royalty interests. To reduce the administrative burden imposed by these rules, the Trustee has opted to allow the payors of oil and gas proceeds to withhold on royalty payments made to the Trust. The Trust has filed New Mexico and Oklahoma tax returns, obtained a refund, and distributed that refund to Unit holders. Unit holders who transfer their Units before either the New Mexico or Oklahoma tax refunds are received by the Trust or after the refunds are received but before the next Monthly Record Date will not receive any portion of the refund. As a result, such Unit holders may incur a double tax—first, through the reduced distribution received from the Trust as withholding at the Trust level reduces the amount of cash available for distribution; and second, by the tax payment made directly to New Mexico or Oklahoma with the filing of their New Mexico or Oklahoma income tax returns.

Texas imposes a franchise tax on generally all entity types providing limited liability protection at a rate of 1% on gross revenues less certain deductions, as specifically set forth in the Texas franchise tax statutes. Entities subject to tax generally include trusts and most other types of entities that provide limited liability protection, unless otherwise exempt. Trusts that receive at least 90% of their federal gross income from designated passive sources, including royalties from mineral properties and other

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non-operated mineral interest income, and do not receive more than 10% of their income from operating an active trade or business generally are exempt from the Texas franchise tax as “passive entities.” The Trust has been and expects to continue to be exempt from Texas franchise tax as a passive entity. Because the Trust should be exempt from Texas franchise tax at the Trust level as a passive entity, each Unit holder that is considered a taxable entity under the Texas franchise tax will generally be required to include its portion of Trust revenues in its own Texas franchise tax computation. This revenue is sourced to Texas under provisions of the Texas Administrative Code sourcing such income according to the principal place of business of the Trust, which is Texas.

All states have not adopted federal law with respect to the percentage method of computing depletion nor are such methods consistent among the various states. It should be noted, however, that cost depletion generally is allowed by those states in which the properties are located (Unit holders should note that a special depletion rule applies in Oklahoma). Information is included previously within this booklet to assist you in determining the respective allowable cost depletion deductions by state.

Unit holders should consult their own tax advisors concerning the type of state tax returns that may be required and their applicable due dates.

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Following is a list of names and addresses of the various state taxing authorities from which you may obtain additional information:

Florida		Florida Department of Revenue
5050 W. Tennessee Street
Tallahassee, Florida 32399-0100
(800) 352-3671
www.myflorida.com/dor/taxes
New Mexico	Individuals:	State of New Mexico
Taxation and Revenue Department
1100 South Saint Francis Drive
P.O. Box 25122
Santa Fe, New Mexico 87504-5122
(505) 827-0700, (505) 827-0951
www.tax.state.nm.us
	Corporations:	New Mexico Taxation and Revenue Department
Attention: Corporate Income and Franchise Tax
P.O Box 25127
Santa Fe, New Mexico 87504-5127
(505) 827-0825
www.tax.state.nm.us
Mississippi		Mississippi Department of Revenue
P.O. Box 1033
Jackson, Mississippi 39215-1033
(601) 923-7000
www.dor.ms.gov
Louisiana	Individuals:	Department of Revenue and Taxation
State of Louisiana
P.O Box 201
Baton Rouge, Louisiana 70821
(225) 219-0102
www.rev.state.la.us
	Corporations:	Secretary of Revenue and Taxation
State of Louisiana
P.O. Box 201
Baton Rouge, Louisiana 70821
(225) 219-7462
www.rev.state.la.us
Oklahoma	Individuals:	Oklahoma Tax Commission
P.O. Box 26800
Oklahoma City, OK 73126-0800
(405) 521-3160
www.oktax.state.ok.us
	Corporations:	Oklahoma Tax Commission
P.O. Box 26800
Oklahoma City, Oklahoma 73126-0800
(405) 521-3126
www.oktax.state.ok.us
Texas		Texas Comptroller of Public Accounts
P.O. Box 13528, Capitol Station
Austin, Texas 78711-3528
(800) 252-5555
www.window.state.tx.us

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TAX INFORMATION

2013

Sabine Royalty Trust

P.O. Box 830650

Dallas, Texas 75283-0650

U.S. Trust, Bank of America Private Wealth Management, Trustee

1-800-365-6541

fax 214-209-2431

www.sbr-sabineroyalty.com